EXHIBIT 10.88




































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                  AMENDMENT TO SENIOR SECURED NOTE AGREEMENT




     This Amendment to Credit Agreement, dated as of June 12, 1995 (this "Agreement") is between ARIS INDUSTRIES, INC., a New York corporation ("Borrower") and HELLER FINANCIAL, INC., a Delaware corporation, individually as Lender and as Agent for any other Lender ("Heller").


                                  WITNESSETH:


     WHEREAS, Borrower and Heller are parties to that certain Senior Secured Note Agreement dated as of June 30, 1993 (as heretofore amended, the "Credit Agreement"; capitalized terms not otherwise defined herein having the definitions provided therefore in the Credit Agreement) and to certain other documents executed in connection with the Credit Agreement; and

     WHEREAS, the parties hereto wish to amend the Credit Agreement as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Amendment to the Credit Agreement. Subject to the terms and conditions set forth in Section 4 of this Agreement, the Credit Agreement shall be amended as follows:

     (a) Paragraph 5.7(b) of the Credit Agreement is amended for the applicable periods as follows:

                                                      Minimum
                  For Quarter Ended              Consolidated EBIT
                  -----------------              -----------------
                      04/30/95                      $ 7,200,000
                      07/31/95                      $ 5,800,000
                      10/31/95                      $ 7,600,000
                      01/31/96                      $11,300,000


     (b) Paragraph 5.7(c) of the Credit Agreement is amended by decreasing the minimum required EBIT for ECI for the Fiscal Year ending in 1996 from $7,150,000 to $6,400,000.

     (c) Paragraph 5.7(e) of the Credit Agreement is amended for the applicable period as follows:

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                Minimum Consolidated               Fiscal Year
                     Net Income                     Ending in
                --------------------               -----------
                     $2,000,000                        1996


     (d) Paragraph 5.7(f) of the Credit Agreement is amended to provide that minimum required Consolidated Net Worth for the year end ended 1996 is $11,850,000:


     (e) A new Paragraph 5.7(i) shall be added to the Credit Agreement as follows:


          (i) have "Fixed Charge Coverage" (defined below) for the twelve (12) month period ending on the last day of each quarter during the periods set forth below to be not less than or equal to the amount set forth below for such period:


                     Period                                Amount
                    --------                               ------
                    04/40/95                               .7095
                    07/31/95                               .5729
                    10/31/95                               .7143
                    01/31/96                               .8599
                    04/31/96 and thereafter                 1.00


          For purposes of this Paragraph 5.7(i), "Fixed Charge Coverage" means, for any period, (a) EBIDAT less (b) the unfinanced portion of Capital Expenditures divided by (c) Fixed Charges.


          "Fixed Charges" means without duplication, for any period, (the following, each calculated for such period: (a) interest expenses; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Consolidated Net Income, adjusted for the net change in deferred tax and liability accounts; plus (c) scheduled payments of principal with respect to all Indebtedness (including scheduled payments under capital leases) on a consolidated basis.

          "EBIDAT" means, without duplication, for any period, the following, each calculated for such period: Consolidated Net Income; plus (b) any provision for (or less any benefit from) income or franchise taxes included in the determination of Consolidated Net Income; plus (c) interest expense deducted in the

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     determination of consolidated Net Income; plus (d) amortization and depreciation deducted in the determination of Consolidated Net Income; plus
     (e) losses from (or less gains from) asset dispositions or other non-cash items (excluding sales, expenses or losses related to current assets) included in the determination of Consolidated Net Income; less (f) after tax extraordinary gains (or plus after tax extraordinary losses) in each case as defined under Generally Accepted Accounting Principles).

     2. No Waiver of Past Defaults. Nothing contained herein shall be deemed to constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to modify any provision of the Credit Agreement except as expressly provided herein.

     3. Representations and Warranties. To induce Heller to enter into this Agreement, Borrower represents and warrants to Heller that the execution, delivery and performance by Borrower of this Agreement are within its corporate powers, have been duly authorized by all necessary corporate action (including, without limitation, any necessary shareholder approval), have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment or decree of any court or other agency of government or any contractual obligation binding upon Borrower; and the Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms.

     4. Conditions. The effectiveness of the amendments stated in this Agreement is subject to the following conditions precedent or concurrent:

          (a) No Default. No Default or Event of Default under the Credit Agreement, as amended hereby, shall have occurred and be continuing; and

          (b) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Credit Agreement, as amended hereby, and the Other Agreements, shall be true and correct as of the effective date hereof, with the same effect as though made on such date, except to the extent that such warranties and representations expressly relate to an earlier date, in which case such warranties and representations shall have been true and correct as of such earlier date.


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     5. Miscellaneous.

          (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of New York, without regard to conflict of laws principles. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (c) Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

          (d) Successors and Assigns. This Agreement shall be binding upon Borrower and Heller and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Heller and their respective successors and assigns.

          (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

          (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of this parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the Note and secured by the Collateral. The Credit Agreement as amended hereby and each of the other Agreements remain in full force and effect.

          (g) Costs, Expenses and Taxes. Borrower affirms and acknowledges that
     Section 1.12 of the Credit Agreement applies to this Agreement and the transactions and agreements and documents contemplated hereunder.

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     Delivered at Chicago, Illinois, as of the date and year first above written.


                                        ARIS INDUSTRIES, INC.



                                        By:  /s/ PAUL SPECTOR
                                             -----------------------
                                        Title: Senior Vice President



                                        HELLER FINANCIAL, INC. as
                                        Agent and Lender



                                        By:  /s/ K. CRAIG GALLEHUGH
                                             -----------------------
                                        Title: Vice President


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